
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund 5 Financial Statements for the three months ended March 31, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                       2,575,960
<SECURITIES>                                         0
<RECEIVABLES>                                  750,396<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             3,346,526
<PP&E>                                      74,619,176<F2>
<DEPRECIATION>                            (46,225,697)<F3>
<TOTAL-ASSETS>                              35,066,361
<CURRENT-LIABILITIES>                        4,654,128
<BONDS>                                     41,689,011<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                  (11,276,778)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                35,066,361
<SALES>                                              0
<TOTAL-REVENUES>                             3,888,073<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,699,837<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             743,923
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   444,313<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "prepaid expenses and other assets" on the Balance Sheet.
<F2>Multi-family complexes of $74,053,804 and deferred expenses of $565,372.
<F3>Accumulated depreciation of $46,134,246 and accumulated amortization of deferred expenses of $91,451.
<F4> Represents mortgage notes payable.
<F5>Represents total deficit of the General Partners and Limited Partners of
($416,792) and ($10,859,986), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $1,276,872, real estate taxes of $572,798 and depreciation and amortization of $850,167.
<F8>Net income allocated $4,443 to the General Partners and $439,870 to the
Limited Partners. Average net income per Unit of Limited Partners interest is $11.74 on 35,200 Units outstanding.

